FROZEN FOOD EXPRESS INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2001

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas corporation, will be held on Thursday, April 26, 2001, at 3:30 p.m., Dallas, Texas time, at Bank of America Plaza, 901 Main Street, 70th Floor, Dallas, Texas 75201 for the following purposes:

         1. To elect two Class I directors for a one-year term; three Class II directors for a two-year term; and three Class III directors for a three-year term, and until their respective successors are elected and qualified; and

         2. Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         You are encouraged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save your Company additional solicitation expense.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

         Only shareholders of record at the close of business on March 15, 2001 are entitled to notice of and to vote at such meeting or any adjournment thereof.



                                         By Order of the Board of Directors



                                         /S/ LEONARD W. BARTHOLOMEW
                                         --------------------------
Dallas, Texas                            LEONARD W. BARTHOLOMEW
March 30, 2001                           Secretary

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                            1145 EMPIRE CENTRAL PLACE
                                P. O. BOX 655888
                            DALLAS, TEXAS 75265-5888
                            TELEPHONE: (214) 630-8090

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 26, 2001

                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the management of Frozen Food Express Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Bank of America Plaza, 901 Main Street, 70th Floor, Dallas, Texas, on the 26th day of April, 2001 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about March 30, 2001. Solicitations of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders, covering the fiscal year ended December 31, 2000, including audited financial statements, is also being mailed to the shareholders entitled to notice of and vote at the Annual Meeting in the envelope containing this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

         If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or another authorized officer, who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his signature.

                               REVOCATION OF PROXY

         All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

         Each shareholder will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 15, 2001. A shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. Cumulative voting for directors is not permitted.

                OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS

         At the close of business on the 15th day of March, 2001, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to be voted 16,468,628 shares of Common Stock. The following table sets forth certain information, as of March 15, 2001, with respect to each person known to the management of the Company to be a beneficial owner of more than five percent of the outstanding Common Stock.

                                               AMOUNT AND NATURE OF    PERCENT
                                                   BENEFICIAL             OF
NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP (1)         CLASS
------------------------------------------------------------------------------
Frozen Food Express Industries, Inc                4,516,483            27.42%
     401(k) Savings Plan
     The Charles Schwab Trust Company
     425 Market Street, 7th Floor
     San Francisco, CA  94105
Royce & Associates, Inc.                           1,482,292 (2)         9.00%
     and Royce Management Company
     1414 Avenue of the Americas
     New York, New York 10019
Sarah M. Daniel (3)                                1,449,560             8.80%
     612 Linda
     El Paso, Texas 79922
Dimensional Fund Advisors, Inc.                    1,331,586 (4)         8.09%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401
Lucile B. Fielder (3)                              1,326,974             8.06%
     104 South Commerce St.
     Lockhart, TX 78644
Stoney M. Stubbs, Jr.(5)                           1,252,787 (6)         7.60%
     158 Jellico Circle
     Southlake, Texas 76092
---------------------------------------
(1) Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to all shares owned by him, and all shares are directly held by the person named.
(2) Information concerning the number of shares beneficially owned by Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") is as of December 31, 2000, and was obtained from a Schedule 13G, dated February 5, 2001, jointly filed by Royce, RMC and Charles M. Royce with the Securities and Exchange Commission (the "SEC"). The Schedule 13G confirms that Royce and RMC are both investment advisers and members of a "group". Royce has sole voting and dispositive power over 1,464,222 shares and RMC has sole voting and dispositive power over 18,070 shares. Mr. Royce may be deemed to be a controlling person of Royce and RMC and as such may be deemed to beneficially own the shares beneficially owned by Royce and RMC. The
     Schedule 13G indicates that Mr. Royce does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.
(3) Ms. Daniel has sole voting and dispositive power over 66,597 shares, of which 5,280 shares are held as custodian for her daughter, and joint voting and dispositive power with her husband over 59,631 shares, and shared voting and dispositive power with Ms. Fielder over 1,323,332 shares owned by Weller Investment, Ltd. Ms. Fielder has sole voting and dispositive power over 3,642 shares, of which 730 shares are held as custodian for her daughter, and shared voting and dispositive power with Ms. Daniel over 1,323,332 shares owned by Weller Investment Ltd.
(4) Information concerning the number of shares owned by Dimensional Fund Advisors, Inc. is as of December 31, 2000 and was obtained from a Schedule 13G dated February 2, 2001.
(5) Mr. Stubbs holds, and has held for the past twenty-one years, the offices of Chairman of the Board, President and Chief Executive Officer of the Company and FFE. Mr. Stubbs is the nephew of Edgar O. Weller, a director of the Company.
(6) Includes 5,027 shares which Mr. Stubbs has the right to acquire pursuant to options exercisable within 60 days, 198,593 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 17,341 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.

                       ACTION TO BE TAKEN UNDER THE PROXY

         Properly executed and returned proxies will be voted, unless otherwise specified thereon, (i) for the election of the nominees named in the following table as directors of the Company, and (ii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the judgment of the proxies. The management of the Company does not know of any such other matter or business. If any nominee is unable or be unwilling to accept nomination, the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect in the election of directors.

                             NOMINEES FOR DIRECTORS

         In June 2000 the Board of Directors amended the Company's Bylaws to provide for a staggered Board of nine Directors divided into three classes that are equal or nearly equal in number to each other. The term of office of the first class, Class I, expires at the annual meeting of the stockholders held in 2002 and until their successors are elected and qualified. The term of office of the second class, Class II, expires at the annual meeting of stockholders' held in 2003 and until their successors are elected and qualified. The term of office of the third class, Class III, expires at the annual meeting of stockholders held in 2004 and until their successors are elected and qualified. Thereafter, all directors' terms will expire at each third succeeding annual meeting of stockholders after the corresponding election.

         The amended Bylaws provide that the Board of Directors shall consist of nine directors. Presently, there are eight Directors. Management is attempting to identify qualified candidates to stand for election at the 2002 annual meeting. Accordingly, management has nominated eight persons to be elected Directors at this annual meeting.

         Named below are the Board of Directors' nominees for election as directors and information with respect to nominees and all directors and executive officers of the Company, as a group, including the beneficial ownership of Common Stock as of March 15, 2001, by such persons and group. Each nominee has served continuously as a director since the date of his first election or appointment to the Board:

                                                                                                       AMOUNT
                                                                                                      AND NATURE
                                        PRINCIPAL OCCUPATION           FIRST        TERM                 OF          PERCENT
                                       DURING PAST FIVE YEARS         BECAME A   EXPIRATION           BENEFICIAL       OF
          NAME             AGE            AND DIRECTORSHIPS           DIRECTOR      DATE      CLASS  OWNERSHIP(1)     CLASS
----------------------------------------------------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs, Jr. 64   Chairman of the Board, President and   1977        2004       III   1,252,787(2)     7.60%
                                     Chief Executive Officer of the
                                     Company
Edgar O. Weller             83   Vice Chairman of the Board of the      1969        2002         I     546,685        3.32%
                                     Company
Leroy Hallman               85   Attorney, Retired                      1975        2002         I      26,650(3)      *
Brian R. Blackmarr          59   CEO, Fusion Laboratories, Inc.         1990        2003        II      31,250(4)      *
                                     since January 2000, President,
                                     eBusLink, Inc. since August
                                     1999, and previously President
                                     B.R. Blackmarr & Associates Inc.
T. Michael O'Connor         46   Chief Executive Officer, Ecosource,    1992        2004       III      31,250(5)      *
                                     Inc., Managing Partner T. J.
                                     O'Connor Cattle Co. and Member
                                     of Texas A&M University Board of
                                     Regents
W. Mike Baggett             54   Chairman, President and CEO            1999        2003        II       5,775(6)      *
                                     Winstead Sechrest & Minick, P.C.
Charles G. Robertson(7)     59   Executive Vice President of the        1982        2004       III     412,956(8)     2.51%
                                     Company
F. Dixon McElwee, Jr.(7)    54   Senior Vice President of the           1999        2003        II       7,534(9)      *
                                     Company and FFE since September
                                     1999 and, prior thereto,
                                     Executive Vice President and
                                     Chief Financial Officer for
                                     Cameron-Ashley Building Products

All directors and executive officers, as a group (8 people)                                          2,314,887(10)   14.00%

-----------------------------------------------------------
* less than 1%
(1) Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.
(2) Includes 5,027 shares issuable pursuant to options exercisable by Mr. Stubbs within 60 days, 198,593 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 17,341 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.
(3) Includes 5,625 shares issuable pursuant to options exercisable by Mr. Hallman within 60 days and 7,475 shares held by a trust of which Mr. Hallman is the Trustee.
(4) Includes 11,250 shares issuable pursuant to options exercisable by Mr. Blackmarr within 60 days.
(5) Represents 31,250 shares issuable pursuant to options exercisable by Mr. O'Connor within 60 days.
(6) Includes 5,625 shares issuable pursuant to options exercisable by Mr. Baggett within 60 days.
(7) Mr. Robertson is also Executive Vice President and a director of FFE. Mr. McElwee is also Senior Vice President and a director of FFE.
(8) Includes 2,545 shares issuable pursuant to options exercisable by Mr. Robertson within 60 days, 128,595 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 11,965 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 192,236 shares held by a family partnership controlled by Mr. Robertson.
(9) Represents 1,479 shares allocated to Mr. McElwee's account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan and 6,055 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan.
(10) Includes 63,197 shares issuable pursuant to options exercisable within 60 days, 328,667 shares allocated to the accounts of executive officers pursuant to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 35,361 shares allocated to the accounts of executive officers pursuant to the FFE Transportation Services, Inc, 401(k) Wrap Plan and 961,623 shares held by family partnerships controlled by directors and executive officers, and 7,475 shares held by a trust of which a Director is Trustee.

         The Board of Directors held seven meetings during 2000. Each incumbent director attended during 2000 at least 75%, except Mr. O'Connor who attended 67%, of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that he was a director and (ii) the total number of meetings held by all committees on which he served. The Board of Directors has standing compensation, audit and information services committees.

         The Compensation Committee consists of Messrs. Blackmarr, Chairman, and Baggett. It met once during 2000 and is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE.

         The Audit Committee consists of Messrs. Hallman, Chairman, Weller and O'Connor. During 2000, the Committee held two meeting at which it reviewed with representatives of Arthur Andersen LLP the results of its 1999 annual audit, plans for the 2000 annual audit and other services provided by the Independent Public Accountants.

                              DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive $1,000 for each meeting attended, $500 for each telephonic meeting attended and $500 for each committee meeting attended that is not on the same day as a Board meeting.

         The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") is intended to advance the interests of the Company and its shareholders by attracting and retaining experienced and able independent Directors. Upon a non-employee director's initial appointment or election to the Board, he or she is granted an option to purchase 9,375 shares of Common Stock. Upon reelection such Directors are granted an option to purchase 1,875 shares of Common Stock. Each such director was granted an option to purchase 1,875 shares with an exercise price of $1.63 per share on April 27, 2000. Exercise prices are fifty percent (50%) of the fair market value of the Common Stock at the close of business on the day prior to the date of grant. The exercise price may be paid in cash, check or shares of Common Stock. No option shall be granted pursuant to the Director Plan after March 3, 2005. Grants are subject to adjustments to reflect certain changes in capitalization.

         If a non-employee director has served for one or more years prior to the grant of an option, the option is immediately exercisable for one-seventh of the number of shares subject to the option for each full year such non-employee director has served. On each anniversary thereafter, one-seventh of the number of shares subject to the option become exercisable. Options expire after the tenth anniversary of grant. Upon death options become fully exercisable and may be exercised by the beneficiary under the optionee's will or the executor of such optionee's estate at any time prior to the second anniversary of his or her death. If an optionee ceases to be a director for any other reason the vested options may be exercised at any time prior to the second anniversary of the date he or she ceases to be a director. In no event, however, shall the period during which options may be exercised extend beyond the term of the options. No shares from the options may be sold until the expiration of six months after the date of grant.

                     FIVE-YEAR SHAREHOLDER RETURN COMPARISON

         The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five years to the S&P 500 Index and the Media General Industry Group Index #774 - Trucking Companies, consisting of the Company and 45 other trucking companies (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Media General Index on December 31, 1995, and reinvestment of all dividends).



              [FIVE-YEAR SHAREHOLDER RETURN COMPARISON GRAPH HERE]





                                      1996          1997          1998          1999           2000          2001
                                      ----          ----          ----          ----           ----          ----
Frozen Food Express Industries, Inc.  1.00           1.00          .88           .42            .22           .18
MG Industry Group Index               1.00           1.33         1.25          1.20           1.26          1.36
S&P 500 Index                         1.00           1.31         1.66          1.98           1.78          1.73


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE:

         Set forth below is information with respect to the compensation paid by the Company for services rendered during 2000, 1999 and 1998, to each executive officer (collectively, the "Executive Officers"):

                                                                             LONG-TERM COMPENSATION
                                                                                     AWARDS
                                                                         -------------------------------
                                              ANNUAL COMPENSATION        RESTRICTED       SECURITIES
                                         -----------------------------      STOCK         UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS   TOTAL(1)   AWARDS $(2)   OPTIONS/SARS #(3) COMPENSATION(4)
------------------------------------------------------------------------------------------------------------------------
Stoney M. Stubbs, Jr.             2000   $317,613         --  $317,613    $  22,636        222,299           $20,265
   Chairman of the Board          1999   $317,613         --  $317,613    $  18,713          3,500           $20,819
   President and Chief            1998   $302,866   $176,746  $479,612    $  75,029         38,000           $27,883
   Executive Officer of the
     Company and FFE

Charles G. Robertson              2000   $247,595         --  $247,595    $  21,854        154,489           $11,310
   Executive Vice President       1999   $247,595         --  $247,595       19,225          3,500           $12,018
   of the Company and FFE         1998   $233.998   $122,900  $356,898    $  59,446         28,000           $19,143

F. Dixon McElwee, Jr.             2000   $209,043         --  $209,043    $  11,921         24,225                --
   Senior Vice President          1999   $184,263         --  $184,263    $     188          3,500           $ 3,753
   of the Company and FFE         1998   $ 47,316   $ 70,463  $117,779    $  30,484         25,000                --

--------------------------------------
(1) Personal benefits provided to each of the named individuals under various Company programs do not exceed the disclosure thresholds established under SEC rules and are not included in this total.
(2) Includes restricted phantom stock units awarded pursuant to the FFE Transportation Services, Inc. 2000 Executive Bonus and Phantom Stock Plan (the "Executive Plan") or in accordance with the Company's Supplemental Executive Retirement Plan (the "SERP") or common stock issued to a trust for benefit of participants in the FFE Transportation Services, Inc. 401(k) Wrap Plan (the "Wrap Plan"). Phantom stock units generally will be adjusted to prevent dilution in the event of any cash and non-cash dividends, recapitalizations and similar transactions affecting the Common Stock. An officer may elect to cash out any number of the phantom stock units between December 1 and December 15 of any year. In that event an amount equal to product of the greater of (i) the Fair Market Value of a share of Common Stock as of the last business day of the calendar year in which such election is made and (ii) the average of the Fair Market Values of a share of Common Stock as of the last business day of each calendar month of the calendar year in which such election is made multiplied by the number of units that the officer elected to cash out shall be paid to the officer. In the event of certain mergers, the sale of all or substantially all of the Company's assets and certain similar transactions (a "Reorganization") within six months after the date an officer has been paid for units and as a result of such Reorganization the holders of Common Stock receive cash for each share so held in an amount in excess of the amount paid to such officer for such units, then such excess shall be paid to the officer.

         The following table sets forth the total number of phantom stock units awarded under the Executive Plan, the SERP and the Wrap Plan for 2000, 1999 and 1998, to each executive officer of the Company:


                                   2000         1999         1998
                                  --------------------------------
              Mr. Stubbs          11,497       4,829         9,526
              Mr. Robertson       11,100       4,961         7,548
              Mr. McElwee          6,055          48         3,871

     During 2000, a "grantor" trust was established in connection with the Wrap Plan to hold Company assets to satisfy obligations under the Plan. the Company has transferred shares of treasury stock to the trustee for the benefit of Messrs. Stubbs, Robertson and McElwee of 3,110, 3,623 and 2,662, respectively. As of December 31, 2000, the total number of phantom stock units allocated to the accounts of Messrs. Stubbs, Robertson, and McElwee was 100,541; 66,917 and 3,393, respectively. The total value of such accounts, based upon the market price of a share of Common Stock on December 31, 2000 was $197,945; $131,746 and $6,680, respectively, for
     Messrs. Stubbs, Robertson, and McElwee.
(3)  Options to acquire shares of the Company's Common Stock.
(4) Company contributions to the Frozen Food Express Industries, Inc. 401(k) Savings Plan (the "Savings Plan") and the value of benefits, as determined under a methodology required by the United States Securities and Exchange Commission ("SEC"), ascribed to life insurance policies whose premiums are paid by the Company for the benefit of the persons in the amounts indicated below:

                                                                  SPLIT DOLLAR
              NAME                       YEAR      SAVINGS PLAN  LIFE INSURANCE
              -------------------------- --------- ------------- ---------------
              Mr. Stubbs                 2000            --         $20,265
                                         1999            --         $20,819
                                         1998         $6,500        $21,383
              Mr. Robertson              2000            --         $11,310
                                         1999            --         $12,018
                                         1998         $6,500        $12,643
              Mr. McElwee                2000            --              --
                                         1999         $3,753             --
                                         1998            --              --

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     Following is information concerning the grant of stock options to the Executive Officers in 2000 under the Company's 1992 Incentive and Nonstatutory Stock Option Plan:

                                                    INDIVIDUAL GRANTS
                                  -------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                    NUMBER OF    %  OF TOTAL                                      VALUE AT
                                   SECURITIES    OPTIONS/SARS                               ASSUMED ANNUAL RATES
                                   UNDERLYING     GRANTED TO     EXERCISE                      OF STOCK PRICE
                                  OPTIONS/SARS     EMPLOYEES        OR                           APPRECIATION
                                     GRANTED       IN FISCAL    BASE PRICE   EXPIRATION        FOR OPTION TERM (1)
NAME                                 (#)(2)          YEAR         ($/SH)        DATE           5%           10%
--------------------------------- -------------- -------------- ----------- ------------- ------------- -------------
Mr. Stubbs                           222,299         31.6%        $2.81      06/15/2010   $    392,845   $   995,547
Mr.  Robertson                       154,489         22.0%        $2.81      06/15/2010   $    273,012   $   691,866
Mr.  McElwee                          24,225          3.5%        $2.81      06/15/2010   $     42,810   $   108,490
All Holders of  Common Stock (3)       N/A            N/A         $2.81         N/A       $ 29,103,916   $73,755,038

------------------------------
(1) Represents assumed rates of appreciation only. Actual gains depend on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) All options granted were granted on June 15, 2000, under the 1992 Incentive and Nonstatutory Stock Option Plan, are exercisable one year from the date of grant, are exercisable for ten years from the date of grant, and were granted with an exercise price equal to the market price of the Common Stock on the date of grant.
(3) Assumes a total of 16,469,000 shares of Common Stock outstanding with a per share value of $2.81 (the closing sales price of the Common Stock on June 14, 2000) held from June 15, 2000, until June 15, 2010.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

     The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ending December 31, 2000:

                                                                SECURITIES UNDERLYING  VALUE OF UNEXERCISED
                                                                     UNEXERCISED           IN-THE-MONEY
                                                                    OPTIONS/SARS           OPTIONS/SARS
                                                                  AT FISCAL YEAREND      AT FISCAL YEAREND
                      SHARES ACQUIRED           VALUE             (#) EXERCISABLE/       ($) EXERCISABLE/
NAME                  ON EXERCISE (#)        REALIZED (1)         UNEXERCISABLE(2)       UNEXERCISABLE (3)
------------------ -------------------- ----------------------- ---------------------- ----------------------
Mr. Stubbs                  --                   $--              266,555 / 222,299          $-- /$--
Mr. Robertson               --                   $--              184,297 / 154,489          $-- /$--
Mr. McElwee                 --                   $--               28,500 /  24,225          $-- /$--


(1) Calculated on the basis of the difference between the closing price for the Company's Common Stock on the date of exercise and the option exercise price multiplied by the number of shares of Common Stock underlying the option exercised.
(2) On January 18, 2001, Messrs. Stubbs, Robertson, and McElwee entered into cancellation of option agreements with the Company to cancel 222,299, 154,489, and 24,225 options, respectively.
(3) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 2000, was $1.9688. Value is calculated on the basis of the difference between $1.9688 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Change in Control Agreements ("Agreements") with the Executive Officers, pursuant to which each Executive Officer is entitled to severance benefits in the event of a "change in control" of the Company during the term of his employment.

     Under the terms of the Agreements, if an Executive Officer (i) is terminated by the Company without cause during the six month period following a change in control ("Transition Period"), (ii) resigns for "good reason" (as defined in the Agreements) during the Transition Period, or (iii) resigns for any reason during the ten day period following a change in control or during the thirty day period following the Transition Period, then the Company is required to provide the Executive Officer with certain payments and benefits. Such payments and benefits include (a) payment of accrued and unpaid base salary, car allowance, plus accrued and unpaid bonus, if any, for the prior fiscal year plus a pro-rated bonus (as defined in the Agreements) for the year during which such Executive Officer's employment is terminated; (b) payment of a lump sum amount equal to the sum of 2.9 times the Executive Officer's annual pay (as defined in the Agreement); (c) payment of the unvested account balance under the Company's 401(k) Savings Plan and 401(k) Wrap Plan; (d) continued participation, at the same premium rate charged when actively employed, in the Company's employee welfare plans, until the expiration of two years following the change in control or cash equivalent; (e) vesting of all stock options on change of control; and
(f) "gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax imposed on the Executive Officer by the Internal Revenue Code.

                          REPORT OF THE AUDIT COMMITTEE

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent public accountants required by independent Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independent Standards Board, and have discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     For the year 2000, the Company paid Arthur Andersen LLP $120,000 for audit services and $13,600 for non-audit and consulting services.

Leroy Hallman, Chairman
Edgar O. Weller
T. Michael O'Connor

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report has been prepared by Messrs. Brian R. Blackmarr, Chairman, and
W. Mike Baggett, serving as the Company's Compensation Committee during 2000. We are responsible for overseeing the development and administration of all compensation policies and programs for executive officers of the Company.

     We seek to design compensation programs that align the interests of such officers with the Company's shareholders. We have implemented compensation programs we believe will enhance the profitability of the Company, and reward such officers for efforts to achieve enhanced profitability. We believe the compensation programs allow the Company to attract, motivate, and retain the services of its executive officers.

     The executive compensation package is designed to retain senior management by providing total compensation comparable to the Company's competitors. To align the interests of the Company's executives with the interests of shareholders, a substantial portion of each executive's compensation is provided through annual and long-term incentive plans. Such plans place a substantial portion of the executives' compensation packages at risk and serve as an integral component of the Company's executive compensation philosophy. We believe the executives' attentions are better balanced between achieving short-term business goals and increasing the long-term value of the Company with a "pay-at-risk" policy. The programs reward executive officers for successful leadership when certain levels of Company performance are achieved. The Company's executive officer compensation program also provides base salary, supplemental retirement benefits and other benefits, including medical and retirement plans generally available to all Company employees.

     We periodically retain the services of an outside consulting firm to review the Company's executive compensation practices. Such a review was completed in April 1999, and recommendations for base salary, short-term bonus, and long-term incentive were developed. These reviews also cover retirement benefits for the Company's executive officers as measured against the competitive pay practices of a peer group of publicly-traded trucking companies. The major components of executive compensation are detailed below.

BASE SALARY

     As part of the review performed by outside consultants, base salary levels of the executives are reviewed to ensure comparability with other publicly-traded trucking companies. Base salary levels of executive officers have been set below the market median of the amounts paid to such peer group executives in the past. We believe that many of the 45 companies included in the market index for the five-year shareholder return comparison differ from the Company in size and nature of services provided. Therefore, we directed our outside consultants to compare compensation practices with a peer group of ten publicly traded companies with operations most similar to the Company's.

ANNUAL INCENTIVE/BONUS COMPENSATION

     The Company's shareholders reapproved the incentive compensation program in 1999. The program is designed to reward key employees for the Company's performance based on the achievement of performance goals established prior to the particular year. Components of annual incentive compensation include an Incentive Bonus Plan (the "Incentive Plan") covering all full-time FFE employees (including executive officers) and the FFE Transportation Services, Inc. 1999 Executive Bonus and Phantom Stock Plan (the "Executive Plan"), which covers only the key executive leadership. Both plans focus on operational efficiencies. An executive officer's total cash compensation rises above the peer group market median as the Company's performance rises above the median performance of the Company's peer group. For 1999 and 2000, reflecting Company performance, no cash bonuses were awarded. Such bonuses averaged 59% of base salary in 1998.

LONG-TERM INCENTIVE COMPENSATION

     The Company's long-term incentive compensation is comprised of stock options and phantom equity programs. These serve to align the interests of the executive officers and other key employees' with shareholder interests by linking executive pay with shareholder return. These programs also act as a counter-balance to the short-term goals and responsibilities of the Incentive Plan and Executive Plan.

     The 1992 Incentive and Nonstatutory Stock Option Plan, (the "1992 Plan") as approved by shareholders, provides the exercise price for incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. We or the Board determines the exercise price of nonstatutory stock options under the 1992 Plan. The exercise price may not be less than 50% of the fair market value of a share of the Common Stock on the date of grant. Options granted under the 1992 Plan may not be outstanding for more than ten years. In 2000, Mr. Stubbs was granted an option to purchase 222,299 shares of Common Stock under the 1992 Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT AND 401(K) WRAP PLANS

     To provide supplemental retirement benefits to members of the key management, the Company maintains the SERP and Wrap Plans, respectively. The SERP provides benefits limited by the Internal Revenue Code of 1986 by awarding phantom stock units. The Wrap Plan supplements the Company's 401(k) Plan by allowing benefits supplemental to those limited by the Code.

     Both the SERP and the Wrap Plan are unfunded deferred compensation arrangements not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974. Awards under both the SERP and the Wrap Plan for fiscal year 2000 are disclosed in the Summary Compensation Table.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     During 2000, Mr. Stubbs served as the Chairman of the Board, President, and Chief Executive Officer. For 2000 and 1999, Mr. Stubbs' base salary was $317,613 as compared to $302,866 for 1998, respectively. For 2000, Mr. Stubbs did not receive payments under the Company's Incentive Plan or Executive Plan. We evaluate Mr. Stubbs' performance by the same criteria established for all Company executives. We made an assessment of Mr. Stubbs' contributions to enhancing the Company's performance, his individual performance, and the compensation paid to chief executive officers of the Company's peer group to determine Mr. Stubbs' total compensation.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company has entered into Change in Control Agreements ("Agreements") with certain executive officers whereby such individuals will be entitled to receive payments if they are terminated without cause or resign with good reason within specified periods following the occurrence of certain events deemed to involve a change in control of the Company. See "Change in Control Agreements". under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and the four other most highly compensated executive officers of publicly-held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. We are aware of this limitation and believe that no compensation paid by the Company will exceed the $1 million limitation, except possibly a portion of the sums payable pursuant to the Agreements, if paid.

Brian R. Blackmarr, Chairman
W. Mike Baggett
Members of the Compensation Committee

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

      A subsidiary of the Company leases certain tractors from Mr. Stubbs, Mr. Robertson, and a family partnership controlled by Mr. Stubbs. Lease terms are for three years and lease payments were determined by reference to amounts the subsidiary pays to unaffiliated lessors for similar equipment leased under similar terms. The subsidiary also rents certain trailers from these officers. Trailer leases are cancelable without notice by either party on a month-to-month basis, and rental payments were determined by reference to amounts the subsidiary pays to unaffiliated lessors for similar trailers rented under similar terms.. the Company and the related-party lessors have agreed, should the month to month leases be terminated within twelve months following a change in control of the Company, then the Company is required to pay to the lessors a lump sum payment in cash equal to 24 times the most recent monthly rental.

     Rentals paid during 2000 by the subsidiary pursuant to the lease agreements were as follows: Mr. Stubbs and the family partnership - $1,392,000 and Mr. Robertson - $754,000. The subsidiary has an option to purchase the tractors at the end of the lease term for fair market value. During 2000, the Company purchased (for market value) tractors valued at $989,000 from Mr. Stubbs and the family partnership and $473,000 from Mr. Robertson. The aggregate future minimum lease payments to Mr. Stubbs and the family partnership and Mr. Robertson under the tractor leases are approximately $1,094,000 and $578,000, respectively, in 2001, $712,000 and $411,000, respectively, in 2002, and $307,000 and $147,000, respectively, in 2003.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Blackmarr, and Baggett and is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for the company. No payments other than director fees were made to Compensation Committee members during 2000, and neither had any relationships requiring disclosure according to applicable rules and regulations of the Securities and Exchange Commission.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as independent public accountants for 2000. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its independent public accountants for 2001 after receiving the recommendation of the Audit Committee expected at the Audit Committee's May 2001 meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended, require the Company's executive officers and directors and person who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq(R). Such persons are required by SEC regulations to furnish the Company with copies of such forms they file. The Company believes that, during 2000, all section 16(a) filing requirements applicable to such persons were complied with.

                  SHAREHOLDER PROPOSALS AT 2002 ANNUAL MEETING

     Shareholders intending to present proposals at the 2002 Annual Meeting and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14A-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the Secretary of the Company on or before November 30, 2001. For proposals that shareholders intend to present at the 2002 Annual Meeting of Shareholders outside the processes of Rule 14A-8 of the Exchange Act, unless the shareholder notifies the Secretary of the Company of such intent by February 11, 2002, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.


                                              By Order of the Board of Directors




                                               /S/ Leonard W. Bartholomew
                                               --------------------------
Dallas, TX                                     LEONARD W. BARTHOLOMEW
March 30, 2001                                 Secretary


A copy of the Company's Annual Report on Form 10-K for 2000, may be obtained without charge upon written request to the Secretary of the Company, P.O. Box 655888, Dallas, Texas 75265-5888.

--------------------------------------------------------------------------------
                                   DETACH HERE

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 26, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (1) acknowledges receipt of the notice, dated March 30, 2001, of the Annual Meeting of Shareholders of Frozen Food Express Industries, Inc. (herein called the "Company") to be held on Thursday, April 26, 2001, at 3:30 p.m., Dallas, Texas time, in the Bank of America Plaza, 901 Main Street, 70th Floor, Dallas, Texas 75201, and the Proxy Statement, also dated March 30, 2001, in connection therewith (herein called the "Proxy Statement"), and (2) constitutes and appoints Stoney M. Stubbs, Jr., and F. Dixon McElwee, Jr., and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors recommends a vote FOR each of the Company's proposals set forth on the reverse.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

                  (Continued and to be signed on reverse side.)


[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

         Please mark
/x/      votes as in
         this example.

         Please mark boxes in blue or black ink.

1. ELECTION OF OFFICERS

To elect 8 directors, of which 2 directors will be Class I directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; 3 directors will be Class II directors to serve until the Annual Meeting to be held in 2003 and until their successors are duly elected and qualified; and 3 directors will be Class III directors to serve until the Annual Meeting and until their successors are duly elected and qualified.


Nominess:         Class I (one-year term):           Class II (two-year term):          Class III (three-year term):
                  -----------------------            ------------------------           ----------------------------
                  [01] Edgar O. Weller               [03] Brian R. Blackmarr            [06] Stoney M. Stubbs, Jr.
                  [02] Leroy Hallman                 [04] W. Mike Baggett               [07] T. Michael O'Connor
                                                     [05] F. Dixon McElwee, Jr.         [08] Charles Robertson


FOR ALL NOMINEES:    /   /                 WITHHELD FROM ALL NOMINESS   /   /


FOR ALL NOMINEES EXCEPTED AS NOTED  BELOW   /   /

---------------------------------


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. or any adjournment thereof.

MARK HERE
FOR ADDRESS                /   /
CHANGE AND
NOTE AT LEFT

Please promptly complete, date, sign and return this proxy using the enclosed envelope.

When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

Signature:  ________________________     Date:  ____________________

Signature:  ________________________     Date:  ____________________